Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS DEVELOPMENT UPDATE

XIFAXAN® Trials Initiated in C. difficile-Associated Diarrhea, Irritable Bowel Syndrome and Hepatic Encephalopathy

COLAZAL® 1100 mg Tablet Formulation Trial Initiated in Ulcerative Colitis

RALEIGH, NC, January 11, 2006 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today reported that initial subjects have been enrolled and dosed in three late-stage trials designed to evaluate XIFAXAN® for the treatment of C. difficile-Associated Diarrhea (CDAD), Irritable Bowel Syndrome (IBS) and Hepatic Encephalopathy (HE). Additionally, initial subjects have been enrolled and dosed in a late-stage trial designed to evaluate an 1100 mg tablet formulation of COLAZAL® for the treatment of mildly to moderately active ulcerative colitis, and patient enrollment continues in two late-stage trials designed to evaluate granulated mesalamine for the maintenance of remission of ulcerative colitis. The Company intends to pursue label extensions for XIFAXAN for the indications noted above, as well as a formulation line extension for the new COLAZAL Tablet and an approval for granulated mesalamine.

XIFAXAN

C. difficile-Associated Diarrhea (CDAD)

XIFAXAN (rifaximin), dosed 400 mg three times daily, is being investigated in a vancomycin comparator, 300-subject Phase III trial to evaluate the efficacy and safety of XIFAXAN for the treatment of CDAD.

Research by Dr. Ciaran Kelly, Harvard School of Medicine; Dr. Dan Gerding, Hines VA Hospital and other investigators provides the theoretical basis for the development of XIFAXAN as a treatment for CDAD. Poster presentations of recent preclinical work by Drs. Kelly and Gerding were presented December 16-19, 2005 at the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in Washington, D.C. Results of a hamster model study of CDAD, conducted by Dr. Kelly, demonstrated that rifaximin-treated and vancomycin-treated, CDAD-challenged animals achieved similar survival rates. Due to the common recurrence of CDAD in the clinical setting, the hamsters were followed after the discontinuation of treatment. Seventy-five percent of animals treated with vancomycin developed recurrent C. difficile cecitis (inflammation of the cecum) within 21 days of stopping therapy whereas none of the rifaximin-treated animals had such a relapse. Results of a comparison of rifaximin, rifalazil, metronidazole and vancomycin to investigate the in vitro activity of these agents against toxigenic C. difficile clinical isolates, conducted by Dr. Gerding, demonstrated that rifaximin and rifalazil were the most active agents.

Clostridium difficile, or C. difficile, is the most common causative agent of diarrhea among institutionalized patients. Often the administration of antibiotics, especially broad-spectrum antibiotics, disrupts the normal gut bacterial flora and increases the concentration of C. difficile. The presence of increased C. difficile can produce symptoms ranging from mild diarrhea to life-threatening colitis.

Irritable Bowel Syndrome (IBS)

XIFAXAN, dosed either 275 mg, 550 mg or 1100 mg twice daily, is being investigated in a placebo-controlled, 525-subject Phase IIb trial to evaluate the efficacy and safety of XIFAXAN for the treatment of diarrhea-associated IBS.

In November 2005 at the American College of Gastroenterology Annual Scientific Meeting, Dr. Mark Pimentel, Cedars-Sinai Medical Center, presented the findings of a randomized, double-blind, placebo-controlled investigation of XIFAXAN in the treatment of IBS. In the 87-subject study, XIFAXAN-treated subjects demonstrated a statistically significant improvement versus placebo-treated subjects, and a statistically significant number of XIFAXAN-treated subjects demonstrated a greater than 50% global improvement compared to placebo-treated subjects. This proof-of-concept work provided essential information utilized in the design of the Company’s development program for IBS.

Irritable Bowel Syndrome is a bowel disorder characterized by altered bowel function and symptoms including abdominal pain, bloating, constipation and diarrhea. This chronic disorder impacts up to 20% of the U.S. population, and yet, despite its high prevalence, the cause of IBS remains unknown. Current treatments provide only temporary symptom relief and do not treat the underlying cause of the symptoms. Recently, bacteria – specifically an overgrowth of bacteria in the small intestine – have been proposed as a significant causative agent in IBS.

Hepatic Encephalopathy (HE)

XIFAXAN, dosed 550 mg twice daily, is being investigated in a placebo-controlled, 250-subject Phase III trial to evaluate the efficacy and safety of XIFAXAN for the prevention of Hepatic Encephalopathy.

Hepatic Encephalopathy is a metabolic-neurophysiologic syndrome associated with advanced liver disease. Symptoms are generally believed to result from the inability of the liver to remove toxic products in the gut. These toxic products – primarily ammonia produced by the intestinal metabolism of nitrogenous compounds – are able to pass the blood brain barrier and ultimately reach the central nervous system to produce HE symptoms. Neuropsychiatric and neuromuscular symptoms range from mild personality changes, memory loss, tremor and asterixis to coma and death.

COLAZAL

COLAZAL (balsalazide disodium), formulated as an 1100 mg tablet, dosed three tablets twice daily, is being investigated in a multi-center, placebo-controlled, double-blind, randomized trial. This Phase III trial, involving 225 patients, is designed to evaluate the efficacy and safety of 1100 mg balsalazide disodium tablets for the treatment of mildly to moderately active ulcerative colitis.

GRANULATED MESALAMINE

Granulated mesalamine is formulated to deliver mesalamine by means of dual-release granules to the distal ileum and colon. Granulated mesalamine is being investigated in two 300-subject, multi-center, placebo-controlled, double-blind, randomized trials. Enrollment is ongoing in these Phase III trials designed to evaluate the efficacy and safety of granulated mesalamine, dosed four 375 mg tablets once daily, for the maintenance of remission of ulcerative colitis.

OTHER

A pediatric trial with COLAZAL is currently ongoing. Enrollment in the trial is anticipated to be complete during the first quarter of 2006. A trial with XIFAXAN to assess blood concentrations of a new pediatric suspension is being planned for 2006.

New Drug Applications (NDAs) for INKP-102, the next-generation tablet purgative product owned by our subsidiary, InKine; and NRL944, the liquid PEG purgative product acquired recently from Norgine, are under review at the U.S. FDA. As required by the Prescription Drug User Fee Act (PDUFA), results of the FDA review are due in mid-March 2006 for INKP-102 and late-April 2006 for NRL944.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to acquire late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

XIFAXAN® (rifaximin) tablets 200 mg are indicated for the treatment of patients (≥12 years of age) with travelers’ diarrhea caused by noninvasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24-48 hours and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well tolerated. The most common side effects (vs. placebo) were flatulence 11.3% (vs. 19.7%), headache 9.7% (vs. 9.2%), abdominal pain 7.2% (vs. 10.1%) and rectal tenesmus 7.2% (vs. 8.8%).

COLAZAL® (balsalazide disodium) Capsules 750 mg is an anti-inflammatory drug approved for the treatment of mildly to moderately active ulcerative colitis. The Company launched the product in the U.S. through its specialty sales force in January 2001. Safety and effectiveness of COLAZAL beyond 12 weeks has not been established. COLAZAL was well tolerated in clinical studies. In clinical trials, patients reported the following adverse events most frequently: headache (8%); abdominal pain (6%); diarrhea (5%); nausea (5%); vomiting (4%); respiratory infection (4%); and arthralgia (4%). Withdrawal from therapy due to adverse events was comparable to placebo.

Salix also markets VISICOL® Tablets (sodium phosphate monobasic monohydrate, USP, sodium phosphate dibasic anhydrous, USP). AZASAN® (azathioprine 75mg and 100mg tablets, USP), ANUSOL-HC® 2.5% (hydrocortisone Cream USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream USP) 1% and PROCTOCORT® Suppositories (Hydrocortisone Acetate Rectal Suppositories, 30 mg). Granulated mesalamine, INKP-102 and NRL944 are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

####

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, intellectual property risks, the need to acquire additional products and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.